UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)     September 16, 2005
NeuStar, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32548 (Commission File Number)	52-2141938 (IRS Employer Identification No.)

46000 Center Oak Plaza Sterling, Virginia (Address of principal executive offices)	20166 (Zip Code)
Registrant’s telephone number, including area code     (571) 434-5400
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On September 16, 2005, NeuStar, Inc. and Canadian LNP Consortium Inc. entered into a binding letter of agreement to amend the contractor services agreement between NeuStar and Canadian LNP Consortium under which NeuStar provides number portability services in Canada (the “Canadian Services Agreement”). In the binding letter of agreement, NeuStar and Canadian LNP Consortium agreed to extend the term of the Canadian Services Agreement through December 31, 2011. The parties also agreed to make additional amendments to the Canadian Services Agreement, including, among others, modification of pricing and related terms for number portability services and other technical changes. The extension of the Canadian Services Agreement and the other agreed-upon modifications will be effected by the parties in a subsequent formal amendment to the Canadian Services Agreement. The Canadian Services Agreement was filed with the Securities and Exchange Commission as Exhibit 10.2 to NeuStar’s registration statement on Form S-1 (File No. 333-123635) filed on June 28, 2005.
Item 7.01. Regulation FD Disclosure
     On September 16, 2005, NeuStar, Inc. issued a press release announcing the extension of its agreement to provide number portability services in Canada. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated by reference in its entirety into this Item 7.01.
Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

99.1	Press release of NeuStar, Inc. dated September 16, 2005, announcing extension of the contractor services agreement with Canadian LNP Consortium, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeuStar, Inc. (Registrant)

Date: September 16, 2005	By:	/s/ Martin K. Lowen

	Name: Title:	Martin K. Lowen Senior Vice President and General Counsel

Exhibit Index

Exhibit
No.	Description of Exhibit
99.1	Press release of NeuStar, Inc. dated September 16, 2005, announcing extension of the contractor services agreement with Canadian LNP Consortium, Inc.